Exhibit 10.8

Page 1 of 29 NuvOx Pharma LLC. Lease THIS LEASE Lease is made and entered by and between ImaRx Investments LLC, an Arizona limited liability company Landlord and NuvOx Pharma LLC , an Arizona limited liability company ( Tenant . Landlord and Tenant are sometimes referred to in this Lease as a Party or, collectively, as the Parties . RECITALS A. Landlord owns property commonly referred to as 1635 East 18 th Street, Tucson, AZ, 85719, improved with an office building Building with a gross square footage of approximately 8,000 square feet (the Building and the land are collectively referred to as the Property The Property comprises two buildings that are connected, a 6,200 square foot laboratory with office space ( Lab/Office ) and an 1,800 square foot building that includes an approximately 1,000 square foot ISO - 5/ISO - 7 clean room for manufacturing ( Manufacturing Facility ).The Building is depicted on Exhibit A attached hereto. B. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant approximately 3,100 square feet of the Lab/Office and 900 square feet of the Manufacturing Facility (the Premises ), upon the terms and subject to the conditions set forth in this Lease. The Premises is depicted on Exhibit A attached hereto. THE PARTIES AGREE AS FOLLOWS: ARTICLE 1. SUMMARY OF TERMS 1. Commencement Date . This Lease commenced on August 27 th , 2022 for its Lab/Office and May 1 st , 2021 for Manufacturing Facility, respectively. The Parties acknowledge that they executed a prior lease dated August 27, 2017, but they also agree that this prior lease is of no further force or effect and has been terminated. 2. Expiration Date . This Lease shall expire on August 26 th , 2032(the Expiration Date . 1.3 Renewal Options . Tenant shall have two (2) five (5) - year renewal options pursuant to Section 12.23 below. 1.3 Early Termination Option: Tenant may terminate this lease on or after May 1 st , 2026 by providing sixty (60) days prior notice to Landlord and paying the fees (which include both Base Rent and Additional Rent) related to Early Termination listed in Exhibit B attached hereto. 1. Condition Precedent . The Tennant previously occupied a portion of the Building, as a principal in ImaRx Investment LLC is a significant shareholder of NuvOx . The Previous Lease was only for Lab/Office space, and excluded the Manufacturing Facility, which was constructed and completed on or around April 30 th , 2021. The Previous Lease expired on August 26 th , 2022 for the Lab/Office space. This {1553077.DOCX;2}

Page 2 of 29

Lease describes the terms and conditions for the lease beginning on August 27th, 2022 for the Lab/Office space and on May 1st, 2021 for the Manufacturing Facility space.

1.5. Base Rent. The base rent will be one and 75/100ths Dollars ($1.75) per rentable square foot per month for rental of the Lab/Office space ($5,425.00 per month) and Six and 81/100ths Dollars ($6.81) per rentable square foot per month for the Manufacturing Facility space ($6,129.00 per month). The total base rent **(the "Base Rent")** for the Tenants share of the Office/Lab space and the Manufacturing Facility space is at Exhibit D for the initial Lease term

Note- the rent for the Manufacturing Facility space includes all prior improvements made by the Landlord at **Landlord's expense.** On August 27, 2026, the Base Rent will be reduced as provided above . The Base Rent is increased on August 27 each year as described in **Exhibit C**.

1.6. Tenant's Address.

NuvOx Pharma LLC
Attn: Chief Operating Officer
Rong Wang
1635 East 18th Street
Tucson, AZ
85719
Rwang@nuvoxpharma.com

1.7. Landlord's Address.

ImaRx Investment LLC
Attn: Susan Unger
6227 East Miramar Drive
Tucson, AZ 85719

ARTICLE 2.
PROPERTY AND PREMISES

2.1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, upon the terms and subject to the conditions set forth in this Lease. The Premises shall consist of approximately 3,100 square feet of the Lab/Office space and 900 square feet Manufacturing Facility.

2.2. Additional Rent. In addition to paying the Base Rent specified in Section 2.1, **above, Tenant shall pay as additional rent Tenant's Share of the annual** Operating Expenses (as defined below) for the operation of the Building and the maintenance of the Common Areas. That additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be included as Additional Rent as defined in Section 3.2, below. All amounts due under this Section 2.2 as Additional Rent are payable for

Page 3 of 29 the same periods and in the same manner, time, and place as the Base Rent. to pay Additional Rent will be eliminated upon the termination or expiration of the Lease Term.. a. Definitions . The following definitions apply in this Section 2.2: (i) the percentage set forth below. If either the Premises or the Building is expanded or reduced during the term of this Lease by Landlord. For purposes of making the initial calculation, the current useable square feet of the Lab/Office shall be deemed to be 6,200 square feet; the current useable square feet of the Manufacturing Facility shall be 1,800 square feet. s Share at the outset of this Lease is 50% or 3,100 square feet for the Lab/Office space, and 50% for the Manufacturing Facility space, i.e., 900 square feet of 1,800square feet. (ii) Expense Year Expense Year calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires. (iii) Common Areas . Areas within the outer property lines of the Property, exclusive of those building areas and other areas available exclusively for leasing to Common Areas The Common Areas shall be available for The use of the Common Areas shall at all times be subject to those reasonable rules and regulations as Landlord may establish in accordance with Section 4.7. 3. Operating Expenses . Operating Expenses expenses, costs, and amounts of every kind that Landlord pays or incurs during any Expense Year because of or in connection with the ownership, operation, management, maintenance, or Operating Expenses any amounts paid or incurred for: a. The cost of supplying any utilities. b. The cost of operating, managing, maintaining, and repairing the following systems as applicable (including but not limited to): utility, mechanical, sanitary, storm drainage, escalator, and elevator. c. The cost of supplies and tools and of equipment, maintenance, and service contracts in connection with those systems. d. The cost of licenses, certificates, permits, and inspections. e. The cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses. f. The cost of insurance carried by Landlord, in amounts reasonably determined by Landlord. {1553077.DOCX;2}

Page 4 of 29 g. The cost of property taxes. h. Fees, charges, and other costs including management fees which shall not exceed twelve percent (12%) of Base Rent. These expenses include consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Property. i. The cost of parking area maintenance, repair, and restoration, including resurfacing, repainting, restriping, and cleaning. j. Wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Property Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits. If any of n and benefits, and taxes reflecting the percentage of their working time devote to the Property shall be included in Operating Expenses. k. Payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument relating to the sharing of costs by the Building. l. The cost of capital improvements or other costs incurred in connection with the Property that (1) are intended as a labor - saving device or to effect other economies in the maintenance or operation of, or stability of services to, all or part of the Property or (2) are required under any government law or regulation but that were not required in connection with the Property when permits for the construction of the Building were obtained. All permitted capital expenditures shall be amortized (including interest on the unamortized cost over their useful life, as reasonably determined by Landlord. 4. Hours of Operation . The hours of operation of the Premises shall be whatever Tenant determines; provided that the hours of operation are in compliance with local codes and ordinances. 5. Services and Utilities . a. Landlord shall be responsible to construct and maintain to the wall of the Building the necessary mains, fire lines, conduits, wires, and cables to extend utilities (collectively Connections to the Premises, and the cost of this maintenance shall be included as part of Operating Expenses under Section 2.3. b. Payment for any utilities used by Tenant and furnished by Landlord shall be paid monthly within thirty (30) days of the presentation of bills by Landlord to Tenant. 6. Interruption of Services . Notwithstanding any provision in this Lease to the contrary, Landlord, in its reasonable effort to maintain the Building, shall not be liable to Tenant in damages or otherwise for any failure, interruption or curtailment of any service or utility {1553077.DOCX;2}

Page 5 of 29 maintained on the Property or for the Premises, including without limitation heating, plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, and such failure, interruption or curtailment shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction. Such no - . 2.7. As Is; ADA Compliance . By taking possession of the Premises, Tenant conclusively shall be deemed to have (a) accepted the Premises "AS IS" and without express or implied warranty; (b) approved the Premises in its condition existing as of such date; and (c) satisfied itself by its own independent investigation as to the condition and feasibility of use of the Premises and acknowledged that it is not relying upon any representations or warranties, express, implied or of any other nature whatsoever, of Landlord in reaching that conclusion. Notwithstanding the foregoing in this Section 2.7, Landlord represents and warrants that a Certificate of Occupancy issued by the City of Tucson for the Building at the time it was the Building is in conformance with all applicable building, use, and occupancy codes as well as any federal Americans with Disabilities Act of 1990 (42 United States Code Sections 12101 et seq.) ADA handicap requirements. Landlord shall be solely responsible for compliance with the ADA and state and local handicap requirements for the Premises after the Commencement Date, but the cost of such compliance will be paid by Tenant as Additional Rent within 30 days of its billing by Landlord. Landlord can only bill ADA compliance/improvement work and work required to cause the Premises to comply with state and local handicap requirements after the work is performed, but can bill progress monthly, so long as the work is diligently being performed. ARTICLE 3. RENT AND SECURITY DEPOSIT 1. Rent . Tenant shall pay to Landlord, for each calendar month during the Term (as defined in Section 10.1), without deduction, set - off, prior notice or demand, an amount equal to the Base Rent (as set forth in Section 1.3). Base Rent shall be payable in advance on the first day of each month throughout the Term. Tenant shall pay the first month s Base Rent in the amount of eleven - thousand, five hundred and fifty - four Dollars $11,554.00 per month within fifteen (15) business days after the full execution of this Lease. Base Rent for any partial calendar month at the beginning or end of the Term shall be calculated by multiplying the Base Rent by a fraction, the numerator of which shall be the actual number of days during such partial calendar month and the denominator of which shall be thirty (30). Base Rent is considered past due if not received within five (5) days of the due date. 2. Additional Rent . All taxes, Operating Expenses, and other costs and expenses payable under this Lease by Tenant (together with any late charge or interest that may accrue if Tenant fails to pay these charges), shall be deemed Additional Rent Additional Rent will be reasonably estimated by Landlord and agreed by Tenant . In the event of Tenant s nonpayment of Additional Rent, Landlord shall have all the same rights and remedies as Landlord has for the nonpayment of Base Rent . The term Rent as used in this Lease shall mean Base Rent and Additional Rent . {1553077.DOCX;2}

Page 6 of 29 3. Taxes . Tenant shall pay at the times and in the manner set forth in this Lease, a portion of the Real Estate Taxes and Environmental Surcharges payable with respect to the Premises and the Common Area as Additional Rent. a. " Real Estate Taxes " means all real estate taxes, license fees, levies, charges, expenses, and impositions levied, assessed, or imposed on, or with respect to, or that shall be, or may become, liens on the Premises, the Property, or any interest of Landlord in them or under this Lease, provided that Real Estate Taxes shall not include any municipal, county, state, or federal income, franchise, inheritance, succession, or transfer taxes levied, assessed, or imposed on Landlord. b. Unless the Premises are separately assessed, Tenant s Share of taxes for the Premises and Common Areas shall be calculated and paid in the same way as all other Additional Rent is calculated and paid. c. Landlord may revise the monthly impound for taxes by written notification to Tenant. Tenant shall pay Tenant s Share of taxes, for both the Premises and the Common Areas, during each year of the Term. Should the Term commence or expire at a time other than the beginning or ending of a taxable year, Tenant s obligation shall be prorated appropriately. Landlord shall furnish these figures, computations, and information as Tenant may reasonably request for the purpose of verifying the amounts charged to Tenant by Landlord. Landlord shall not be obligated to segregate monthly impound payments for taxes, or for any other Additional Rent, from Landlord s general fund or create a separate account for such impound payments. d. Landlord shall advise Tenant promptly of all notices pertaining to taxes . Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to contest in good faith the imposition of any tax, a portion of which is to be paid by Tenant, provided that : (i) Tenant shall bear the responsibility for timely protests, legal actions, etc., as may be required for an effective protest; if Landlord has paid this tax, Tenant shall not withhold payment to Landlord of Tenant s share of any contested tax; (ii) Tenant shall indemnify Landlord against any loss, cost, damage, or expense that may arise from the contest by indemnity in form and content satisfactory to Landlord. Landlord shall have the option at any time, in the case of a contest under this Section 3.3(d)(ii), to conduct or take over the administration of the contest, including all relevant decision - making authority. e. Tenant shall pay, or cause to be paid, prior to delinquency, directly to the taxing authority, any taxes levied, assessed, or which become payable during the Lease on Tenant s equipment, furniture, fixtures and other personal property located on the Property. If any of Tenant s equipment, furniture, fixtures, and other personal property shall be assessed and taxed with the Property, Tenant shall pay to Landlord Tenant s share of the taxes within ten (10) days after delivery to Tenant of a statement in writing setting forth the amount of the taxes applicable to Tenant s property. {1553077.DOCX;2}

Page 7 of 29 3.4. Late Charges . Tenant acknowledges that late payment of Base Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Accordingly, if any Base Rent or Additional Rent is not received within five (5) days following notice from Landlord to Tenant that Base Rent or Additional Rent has not been received, Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount, or the maximum late charge provided by law, whichever is lower. The Parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant s default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies available under this Lease. Tenant s Initials Initials 3.5. Interest . In addition to the late charge provided in Section 3.4, any amount due to Landlord under this Lease, if not received within five (5) days following the due date (taking into account any applicable grace period), will bear interest from the due date until paid at the rate of ten percent (10%) per annum, or the maximum allowable interest charge permitted by law, whichever is lower. Interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant. Acceptance of interest or late payments by Landlord shall not constitute a waiver of Tenant s default for any overdue amount, nor prevent Landlord from exercising the other rights and remedies available under this Lease. ARTICLE 4. USE OF PREMISES 1. Permissible Uses . Tenant may use the Premises for medical office space, pharmacy space, administrative office space, research and development, pharmaceutical manufacturing or any other uses which are legally permitted; except that if the new uses are substantially different than aforementioned uses, such uses shall be subject to Landlord s written approval, such approval not to be unreasonably withheld or delayed. Tenant understands that Tenant will only occupy 50% of the Building and that there is no physical separation between the portion of the Building occupied by Tenant and the remainder of the Building, which can be occupied by Landlord and/or one or more other tenants tenants have the right to utilize all common areas. 2. Prohibited Activities . Tenant shall not do or permit anything to be done in or about the Premises or Property, nor bring or keep anything on or at the Premises or Property, that may in any way: a. substantially increase the existing rate of or affect any fire or other insurance on the Premises or Property; {1553077.DOCX;2}

Page 8 of 29 b. Premises or Property; cause cancellation of any insurance policy covering any part of the c. obstruct or interfere with the lawful operation of the Premises or Property; d. unreasonably obstruct or interfere with the rights of other lessees or occupants of the Premises or Property; e. use or allow the Premises or Property to be used for any illegal, immoral or unlawful purpose; f. cause, maintain or permit any nuisance in, on or about the Premises or Property; g. commit or allow to be committed any waste in or about the Premises or Property; h. conflict with any law, statute, ordinance, order or governmental rule or regulation, whether now in affect or adopted in the future; i. or cause disfigurement, damage or structural injury to the Premises or the Property. 4.3. Compliance with Laws . Tenant shall, at its sole cost and expense, at all times and in all respects comply with all laws, statutes, ordinances and governmental rules, regulations, orders or requirements including without limitation, compliance with ADA/disability requirements under local and state law, and with the requirements of any board of fire insurance underwriters or other similar bodies, relating to or affecting the use or occupancy of the Premises (excluding structural changes not related to or affected by Tenant s improvements or acts). 4.4 Landlord Covenant . Landlord hereby covenants and agrees that the Building shall not be used by any other tenant or by Landlord for abortion clinics, abortion counseling, in - vitro fertilization, and physician - assisted suicide, or any other unlawful uses. 5. Hazardous Materials and Medical Waste . a. For the purposes of this Lease, the term Hazardous Materials Laws shall mean all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know Act and all other federal, state, and local laws of similar effect, each as may be amended from and after the date of this Lease, and the term Hazardous Materials shall mean all hazardous and toxic substances, wastes and materials, including petroleum or petroleum products, and medical waste, defined as such or governed by any applicable Hazardous Materials Law. {1553077.DOCX;2}

Page 9 of 29 b. Tenant shall, at its sole cost and expense, at all times and in all respects comply with all Hazardous Materials Laws. Tenant shall not treat, dispose, release, handle, store, generate or install any Hazardous Material in or about the Premises or the Property except as is reasonably required for the operation of its business, and then only in compliance with applicable law at the time. Tenant shall provide to Landlord a list of all Hazardous Materials which will be present at the Premises or the Property and copies of any and all Material Safety Data Sheets associated therewith. Tenant shall update said list on a regular basis if any changes occur in the types or amounts of such Hazardous Materials. c. Tenant shall cause any and all Hazardous Materials taken away or removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for transport or disposal of such materials and wastes in accordance with all then applicable laws. Prior to the expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Material in or about the Premises or the Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Material or Hazardous Materials Law in any way connected with the Premises or the Property, without first notifying Landlord of Tenant s intention to do so and affording Landlord ample opportunity to appear, intervene and otherwise appropriately assert and protect Landlord s interest with respect thereto. d. Tenant shall immediately notify Landlord in writing of: (i) any release or suspected release of any Hazardous Material on, in, under, about, from or around the Premises or the Property, whether caused by Tenant or any other person; (ii) any remedial or mitigation action Tenant institutes or proposes with respect to any Hazardous Material in any way connected with the Premises or the Property; (iii) any enforcement, cleanup, removal, remedial or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Law; (iv) any claim made or threatened by any person against Tenant, the Premises or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (v) any reports made to or by any governmental agency or any lender arising out of or in connection with any Hazardous Material in or removed from the Premises or the Property, including any citizen or agency complaint, notice, warning or asserted violation in connection therewith and any report made by any environmental consultant or engineer which pertains to the Premises or the Property. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the use or presence of Hazardous Materials on the Premises or the Property. e. Tenant shall indemnify, defend, protect, and hold Landlord, and each of Landlord s trustees, shareholders, officers, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys fees and consultant s fees) for death of or injury to any person or damage to any property whatsoever, caused in whole or in part, directly or indirectly, by Tenant, or its employees, agents, assignees, contractors, subcontractors, business invitees, customers or others acting for or on behalf of Tenant (each, a Tenant Party (whether or not their acts or {1553077.DOCX;2}

Page 10 of 29 omissions are negligent, intentional, willful or unlawful) and arising from or related to (i) the presence in, on, under, around or about the Premises or the discharge or release in or from the Premises or the Property of any Hazardous Material due to any Tenant Party s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of any Hazardous Material to, in, on, under, around, about or from the Premises or the Property, or (ii) any Tenant Party s failure to comply with any Hazardous Materials Law. Tenant s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs and expenses of any investigation, repair, cleanup or detoxification or decontamination of the Premises or the Property, and the preparation and implementation of any investigation, closure, remedial action or other required plans in connection therewith. The obligations set forth in this Section 4.4(e) shall survive the expiration or earlier termination of this Lease. 6. Entry by Landlord . Landlord reserves and shall at all times have the right to enter the Premises, including in an emergency), to inspect the Premises, to supply any service to be provided by Landlord to Tenant under this Lease, to show the Premises to prospective purchasers or lessees, and to post notices of nonresponsibility. 7. Building Rules . Landlord may, from time to time, establish Building and/or Property rules and regulations. Tenant will, after notice of any necessary changes, comply with all reasonable modifications and additions to the Building or Property Rules that Landlord may promulgate in writing from time to time. Landlord shall not be responsible to Tenant for the nonperformance of any of the Building or Property Rules by any other tenant or occupant of the Property. If any of the Building Property Rules conflict with any provision of this Lease, the applicable provision of this Lease shall prevail. ARTICLE 5. CONSTRUCTION AND TENANT IMPROVEMENTS 1. Landlord s Obligations . Landlord shall cause the construction of the Tenant Improvements, if any, (as defined in the attached Work Letter) to be completed on or before the Anticipated Commencement Date, subject to extensions provided in this Article 5. Landlord shall use commercially reasonable efforts to adhere to the construction schedule in order to meet each deadline; provided, however, each deadline shall be extended for each day of an Unavoidable Delay, as defined below, in Section 5.3. 2. Tenant Improvements . Tenant Improvements, if any, shall be constructed pursuant to the terms and conditions of the Work Letter attached hereto as Exhibit E . The Tenant Improvements shall substantially conform to the Tenant Improvement Plans and Specifications approved by Tenant pursuant to the Construction Schedule. 3. Unavoidable Delay . Each deadline set forth in the construction schedule and the deadlines set forth in Section 1.1 shall be subject to extension for delays Unavoidable Delay caused by the following conditions: a. Force Majeure: Delays due to acts of God, acts of governmental bodies, public agencies, labor disputes, strikes, fires, freight embargoes, rainy and stormy weather, {1553077.DOCX;2}

Page 11 of 29 inability to obtain supplies, materials, fuels, pandemics, or other causes or contingencies beyond the reasonable control of Landlord. b. Tenant Delays: Failure of Tenant to promptly approve the Tenant Improvement Plans and Specifications or do any other act reasonably requested by Landlord to facilitate the completion of construction and delays associated with Change Order requested by Tenant pursuant to the Work Letter. c. Oversight Agency Delays: Failure of any oversight agency, including without limitation, the City of Tucson, to issue permits, approvals or any other authorizations required to be obtained in connection with the construction of all improvements contemplated under this Lease, provided that Landlord diligently pursues such permits, approvals and authorizations. ARTICLE 6. MAINTENANCE, ALTERATIONS AND IMPROVEMENTS 6.1. Responsibilities of Landlord . a. Subject to the provisions of Article 8 of this Lease , Landlord shall maintain the Property, including the Common Areas, in good condition and repair. Landlord reserves the right from time to time during the Term to change the location, size and other features of the Common Areas. Landlord further reserves the right to install new or additional utility facilities in all or a portion of the Property, or to use, maintain, repair, replace, alter and/or relocate utility facilities or services in all or a portion of the Property, for the benefit of Landlord, Tenant or any other tenant (including without limitation utility facilities and services such as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems), so long as such installations; alterations or relocations do not unreasonably interfere with Tenant s use of the Premises. Notwithstanding the forgoing, Tenant shall maintain, at Tenant s sole cost and expense, all interior improvements of the Premises from the inside fascia of the exterior walls and inside surface of the roof, including sub - floor improvements, including without limitation, the Tenant Improvements, mechanical, electrical, plumbing, telecommunication and HVAC. b. Landlord shall be responsible, at its sole cost and expense, to repair and replace any structural or latent defects in the Building and the basic Building systems consisting of utilities, fire sprinkler systems, alarm systems, plumbing, sewer facilities, HVAC systems, exterior walls and foundation. structural or latent defects such systems to perform as reasonably intended through their useful life as a result of defective design and/or installation, but does not include ordinary maintenance and wear and tear and/or those items which are covered under Operating Expenses pursuant to Section 2.3. 6.3. Alterations, Modifications and Improvements by Tenant . Tenant shall make no alterations, modifications or improvements in or to the Premises or the Property without Landlord s receipt of a written request by Tenant and Landlord s prior written consent, which Landlord may not withhold unreasonably. Tenant s written request shall also contain a request {1553077.DOCX;2}

Page 12 of 29 for Landlord to elect whether or not it will require Tenant to remove such alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease, and for purposes of Tenant s removal obligations set forth in Section 6.4 below, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed. 4. Ownership of Improvements . All alterations, modifications and improvements made or added to the Premises by Tenant (other than Tenant s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Premises, but shall remain the property of Tenant during the Lease. Any such alterations, modifications or improvements, once completed, shall not be altered or removed from the Premises during the Term without Landlord s prior written consent, which Landlord may not withhold unreasonably. At the expiration or earlier termination of this Lease, all such alterations, modifications and improvements shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Premises as required pursuant to Section 10.6 of this Lease, unless Landlord shall have notified Tenant at the time the alterations, modifications or improvements were completed that it desired to have Tenant remove any of such alterations, modifications or improvements upon the termination or earlier expiration of this Lease, in which case Tenant must remove same, and repair any damage to the Premises caused by such removal. Tenant s obligation to remove improvements shall include, but not be limited to, the removal of all cable, wires and conduits installed in connection with telecommunications and computer facilities installed by Tenant. Tenant s removal obligation shall be subject to Landlord s right to self help pursuant to Section 10.7. 5. Lock Change . Tenant shall not change the locks to the Premises without Landlord s prior written consent, which consent may not be withheld unreasonably. Tenant shall pay all costs for future lock changes. Upon change of any locks or other security devices or systems affecting the Premises, Tenant must promptly provide copies of the keys (or appropriate security code for other security devices or systems) to Landlord. ARTICLE 7. INSURANCE AND INDEMNITY 1. Landlord s Insurance Obligations; Tenant Reimbursement . Landlord shall maintain in effect at all times during the Term fire and hazard "all risk" insurance covering one hundred percent (100%) of the full replacement cost valuation of the Property, the Premises (including the Tenant Improvements) and Landlord s personal property including its business papers, furniture, fixtures and equipment, subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by "all risk" policies carried by landlords of comparable buildings in the vicinity of the Property. Landlord shall also obtain and keep in full force and effect a policy of commercial general liability and property damage insurance in an amount and with a deductible comparable to the insurance being carried by landlords of other comparable quality buildings in the vicinity of the Property. Landlord shall be entitled to provide the insurance required by this Section through appropriate blanket policies. Tenant shall reimburse Landlord for the insurance premiums incurred by Landlord to comply with the obligations of this Section 7.1. Tenant shall {1553077.DOCX;2}

Page 13 of 29 be responsible for one hundred percent (100%) of the premium associated with the Premises and the Tenant Improvements constructed therein. Tenant s obligations to pay premiums for the Common Areas shall be allocated pursuant to the provisions of Section 2.3. 2. Tenant s Insurance Obligations . a. Coverage Requirements . Tenant, at Tenant s sole expense, shall maintain policies of general liability insurance or a program of self - insurance. The insurance policies shall: (i) in the case of the professional liability insurance policy, provide coverage for negligent acts or omissions of Tenant in the performance of professional services; and (ii) in the case of the general liability insurance policy, provide coverage for bodily injury and property damages resulting from negligent acts or omissions of Tenant (other than those matters covered by the professional liability insurance policy). Tenant shall obtain an endorsement of the general liability policy naming Landlord and Landlord s management company, ImaRx Investment LLC , or such other management company designated by Landlord as additional insureds. b. Certificate of Insurance . Tenant shall provide Landlord with certificates of insurance or other written evidence of the insurance policies required by this Section, in a form satisfactory to Landlord prior to the Commencement Date, on each annual renewal of such insurance policies during the Insurance Period, and as requested by Landlord. Each time that Tenant provides a certificate it shall be deemed to represent that the underlying policy described in such certificate is in full force and effect. c. Replacement Insurance . In the event Tenant fails to procure, maintain or pay for any insurance policy required under this Section, Landlord shall have the right, but not the obligation, to procure, maintain or pay for such insurance policy. In such event, Tenant shall reimburse Landlord for the cost thereof not more than ten (10) days after Landlord s written request to Tenant. 3. Hold Harmless; Indemnity . Tenant shall indemnify, protect, defend and hold harmless Landlord and its employees, contractors, and agents from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, asserted by third parties and arising out of the use of the Premises or any other portion of the Property by Tenant or any contractor, licensee, invitee, agent or employee of Tenant, out of the conduct of Tenant s business, out of anything done by Tenant, or permitted by Tenant, to be done in or about the Premises or any other portion of the Property, or out of any accident, injury, death, or damage to any person or property occurring in, on or about the Premises or any other portion of the Property. Landlord agrees to notify Tenant promptly following Landlord s learning of any such claims. t be applicable 4. Survival of insurance and Indemnity Obligations . Sections 7.2 and 7.3 shall survive the expiration or termination of this Lease for two years. 5. Waiver of Subrogation . Notwithstanding any provision of this Lease to the contrary, Landlord and Tenant each hereby agree that the other shall not be liable for, and each hereby releases and relieves the other from, and waives its entire right of recovery against the {1553077.DOCX;2}

Page 14 of 29 other for, loss or damage arising out of or incident to the perils insured against and covered under property insurance policies required to be maintained under this Lease that are actually in force at the time of any such damage injury or loss, to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been in place) plus any applicable deductible. Landlord and Tenant further agree that the policies of property insurance required to be obtained and maintained pursuant to this Lease shall contain a waiver of any subrogation rights against the Party released pursuant to the foregoing by the insurer providing such insurance policy, which waiver shall be effective regardless of the cause (including negligence of the released Party) of any damage triggering recovery under such policy; provided, however, that if an insurance policy cannot be obtained containing such waiver of subrogation without the payment of an additional premium by the Party obligated to procure the insurance, then, unless the Party that otherwise would be released shall agree to pay such procuring Party for the cost of such additional premium within thirty (30) days after its receipt of written notice setting forth such requirement and the amount of the additional premium, then such waiver shall be of no force and effect between such procuring Party and the Party that otherwise would have been released. ARTICLE 8. CASUALTY, REPAIR AND CONDEMNATION 1. Casualty . If the Premises, or any part of the Premises, are damaged by fire or other casualty, Tenant shall give immediate written notice of such damage to Landlord. 2. Termination by Landlord . If the Premises or any other portion of the Property is damaged by fire or other casualty and: (a) the cost of repairing the damage to the Property as a consequence of the fire or other casualty exceeds (i) the insurance proceeds available to Landlord for such purpose, as reasonably determined by Landlord, and regardless of the reason for such unavailability (including without limitation an election by any mortgagee or beneficiary under a mortgage or deed of trust covering the Property to require that all or a portion of the insurance proceeds received as a result of the fire or other casualty be applied against the secured debt), or (ii) forty percent (40%) of the replacement cost of the improvements on the Property; or (b) the damage occurred within the last twelve (12) months of the Term (regardless of Tenant s ability to further extend the Term), then Landlord or Tenant may, within ninety (90) days after the date of such damage at its option, terminate this Lease. Tenant acknowledges and agrees that the election to rebuild shall be controlled by the applicable mortgagee or beneficiary under a mortgage or deed of trust covering the Property, such election shall be binding and Landlord shall have no obligation to dispute such election. 8.3. Continuation; Repair . If this Lease is not terminated in accordance with Section 8.2, then the Lease shall continue and Landlord shall, within ninety (90) days after the date of such damage, commence and proceed with reasonable diligence to restore the Premises (except that Landlord shall not be responsible for delays by reason of adjustment of loss under insurance policies or for delays beyond the reasonable control of Landlord) to substantially its same condition as immediately prior to the happening of the casualty, and the Lease shall continue in full force and effect. In connection with such restoration: {1553077.DOCX;2}

Page 15 of 29 a. Landlord shall not be required to rebuild, repair or replace any part of Tenant s machinery, equipment, furniture, furnishings, fixtures, personal property or any alterations, modifications or improvements made by Tenant. b. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or injury to the business of Tenant resulting in any way from such damage, or the repair thereof, unless and to the extent that the casualty and related repair work shall cause Tenant s use of the Premises to be materially impaired, in which case Tenant s obligation to pay rent hereunder shall be equitably abated on a square footage or other equitable basis. c. If Landlord does not complete the work within one hundred and eighty (180) days after such casualty (as Landlord may extend such period, at Landlord s option, in the event of delays beyond Landlord s reasonable control), Tenant may terminate this Lease at any time thereafter on thirty (30) days written notice, provided such notice is given before restoration is complete. D . Except as provided in subsection (c) Tenant hereby waives any right Tenant may have under applicable law to terminate the Lease as a consequence of any such casualty . 8.4. Condemnation . If all or any part of the Property or Premises (up to 1,000 square feet) is taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date Tenant is deprived of possession of the Premises, and Base Rent shall be proportionately reduced based on the amount of square feet rented by Tenant that is taken by eminent domain as compared to the total amount of square feet rented by Tenant. Either Tenant or Landlord may, at its option, terminate this Lease in its entirety in the event a taking shall, in Tenant s or Landlord s reasonable judgment, materially, adversely interfere with Tenant s continued use and occupancy of the Premises. A sale made in good faith by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Section. ARTICLE 9. ASSIGNMENT AND SUBLETTING 9.1. Assignment or Subletting by Tenant . Tenant shall not assign or transfer this Lease or any rights in this Lease, sublease the Premises to any third party, or enter into a license or timeshare arrangement with any third party without Landlord s prior written consent, which shall not be unreasonably withheld. Any purported assignment, sublease or transfer of all or any portion of the Premises without the written consent of Landlord, shall be voidable by the Landlord. In connection with any consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved, including but not limited to financial information regarding the proposed assignee and any guarantor(s) of the assignees obligations under this Lease. Any permitted assignment, sublease or transfer does not in any way create rights to possess or use the Premises beyond the term of this Lease. Notwithstanding {1553077.DOCX;2}

Page 16 of 29 the foregoing, Tenant shall have the right to sublease all or part of the Premises to any group affiliated with Tenant wit e shall expressly provide that the sublease incorporates the terms and conditions of this Lease and shall terminate when this Lease expires or is earlier terminated. The form of any and all such which approval shall not be unreasonably withheld, conditioned or delayed. 2. Further Assignment or Subletting . No assignee, sublessee or transferee of Tenant shall have a right to further assign, sublet or transfer this Lease. No sublease, assignment or transfer of this Lease, once consented to by Landlord, shall be modified or terminated. 3. Tenant s Obligation . Regardless of Landlord s consent, no assignment, subletting, or transfer shall release or alter Tenant s obligation or primary liability to pay Rent and to perform all other obligations under this Lease unless Landlord expressly releases Tenant in writing. Landlord s acceptance of Rent from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to an assignment, subletting or transfer shall not be deemed consent to any subsequent assignment, subletting or transfer. In the event of default by any sublessee, assignee or successor of Tenant in the performance of any of the terms of this Lease, after notice of default to Tenant and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the sublessee, assignee or successor of Tenant. ARTICLE 10. TERM AND TERMINATION; DEFAULT AND REMEDIES 1. Term . The Lease shall commence on the Commencement Date and shall continue until the Expiration Date (the Term , except early termination pursuant to section 1.3 and Exhibit B unless earlier terminated pursuant to this Article 10. 2. Default . The following shall each be considered an " Event of Default " under this Lease: a. Tenant vacates or abandons the Premises; b. Tenant fails to pay any installment of Rent when due, if such failure continues for a period of five (5) days after Landlord gives written notice of such failure to Tenant ; c. Tenant fails to observe or perform any covenant or provision of this Lease to be observed or performed by Tenant (other than those relating to subsections (a) and (b), above) and such failure continues for a period of thirty (30) days after Landlord gives written notice to Tenant; d. Tenant breaches any representation or warranty contained in this Lease; e. Tenant (A) files a petition seeking relief under Title 11 of the United States Code, as amended from time to time (the Federal Bankruptcy Code , or (B) files an answer consenting to, admitting the material allegations of, or otherwise not controverting, a {1553077.DOCX;2}

Page 17 of 29 petition filed against Tenant seeking relief under the Federal Bankruptcy Code, or (C) files a petition or answer seeking relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar federal or state law providing for the reorganization, winding up or liquidation of business organizations or for an arrangement, composition, extension or adjustment with creditors (the Other Insolvency Laws ; or f. an order for relief is entered against Tenant under the Federal Bankruptcy Code, which order is not stayed within sixty (60) days after filing, or (B) an entered order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed within sixty (60) days after filing (i) adjudges Tenant bankrupt or insolvent under, or orders relief against Tenant under, or approves as properly filed, a petition seeking relief against Tenant under the provisions of any Other Insolvency Laws, (ii) appoints a receiver, liquidator, assignee, trustee or custodian for Tenant or any substantial part of Tenant s assets, or (iii) orders the reorganization, winding up or liquidation of Tenant s affairs, or (C) any involuntary petition is filed against Tenant seeking any relief available under the Federal Bankruptcy Code or any Other Insolvency Laws without the petition being dismissed within sixty (60) days after filing. 3. Remedies in Default . Upon the occurrence of any Event of Default, Landlord shall have the following remedies, which are not exclusive and are cumulative with any other remedies now or later allowed by law : a. Landlord may continue this Lease in full force and effect and not terminate Tenant s right to possession of the Premises, in which event Landlord shall have the right to enforce all rights and remedies granted by this Lease or by law against Tenant, including, without limitation, the right to collect rent when due and other sums payable under this Lease. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law; b. Landlord may terminate Tenant s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant s default including, but not limited to (i) the worth at the time of award of the unpaid Rent which had been earned at time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and c. Landlord may pursue any other remedy now or hereafter permitted by law. 4. Performance of Obligations of Tenant by Landlord . If Tenant fails to promptly perform any of its obligations under this Lease, Landlord may, at its option, immediately or at any later time, perform those obligations for the account of Tenant without waiving the default. Any amount paid or expense (including reasonable attorneys fees), penalty or other liability incurred by Landlord in that performance shall be payable by Tenant upon demand, and, if not so paid, shall bear interest as provided in Section 3.5. {1553077.DOCX;2}

Page 18 of 29 10.5. Landlord Cure Rights . If Landlord fails to perform any covenant or provision of this Lease, except for those contained in Section 1.1, such failure to perform shall be considered a default if it is not cured within thirty (30) days after written notice from Tenant to Landlord; provided, however, that if the default cannot reasonably be cured within thirty (30) days, a default shall not exist if Landlord commences to cure the default within the thirty (30) - day period and thereafter continues to make diligent and reasonable efforts to cure such failure as soon as practicable. Notwithstanding the foregoing, if Landlord defaults under Section 10.10, Landlord shall have thirty (30) days to cure and if Landlord fails to cure, Tenant shall have the right to terminate pursuant to the terms of Section 10.10. 10.6 Rights Upon Termination . Upon any termination or expiration of this Lease, all rights and obligations of the Parties shall cease except those rights and obligations that have accrued or expressly survive such termination or expiration. 7. Condition at Surrender . Upon any termination or expiration of this Lease, Tenant shall immediately return and surrender the Premises to Landlord "broom clean" and in good condition and repair, normal wear and tear excepted, free and clear of any Hazardous Material, in compliance with all Hazardous Materials Laws and free of any other environmentally hazardous condition. 8. Removal of Property . Prior to expiration or earlier termination of the Term, Tenant may remove any of Tenant s trade fixtures and equipment from the Premises, provided that Tenant repairs and pays for all damages caused by such removal. If Tenant fails to remove all of its personal property from the Premises upon expiration or earlier termination of this Lease for any cause whatsoever, Landlord may dispose of such personal property in any manner permitted by law. Tenant shall reimburse Landlord within thirty (30) days following demand by Landlord for all expenses incurred by Landlord, including but not limited to attorneys fees, plus ten percent (10%) of such costs to reimburse Landlord for administrative time, in connection with such disposition of Tenant s personal property. Tenant s personal property shall include without limitation, any and all telecommunications wires, cables, and systems. ARTICLE 11. ESTOPPEL CERTIFICATE; SUBORDINATION 1. Delivery of Certificate . Tenant shall, within ten (10) business days of written notice from Landlord, execute and deliver to Landlord a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) stating the date to which the rent and other charges are paid in advance, if any; (c) acknowledging that there are not, to the Tenant s knowledge, any uncured defaults on the part of the Landlord, or specifying such default if any are claimed; and (d) stating other matters as may be reasonably requested by the Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Property or of the business of Landlord. {1553077.DOCX;2}

Page 19 of 29 2. Subordination . a. This Lease, at Landlord s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Property or any part of the Property, to any and all advances made on the security, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant observes and performs all of the provisions of this Lease. If any mortgagee, trustee or ground lessor elects to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and gives written notice to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust or ground lease, or the date of recording of the same. ARTICLE 12. GENERAL PROVISIONS 1. Holding Over . If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover, except if a partial month is caused by actions taken by Landlord in which case a daily rate will apply) equal to one hundred and fifty percent (150%) of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant s holdover and Tenant fails to vacate the Premises within fifteen (15) days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover. 2. Limitation of Liability . NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO SEVENTY - FIVE PERCENT (75%) OF THE VALUE OF THE PROPERTY. PROVIDED LANDLORD S EQUITY INTEREST IN THE PROPERTY IS TWENTY - FIVE PERCENT (25%) OR GREATER, TENANT SHALL LOOK SOLELY TO LANDLORD S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD - RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD - RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY UNLESS LANDLORD S THEN EQUITY IN THE PROPERTY IS LESS THAN TWENTY - FIVE PERCENT (25%) IN WHICH CASE LANDLORD OR LANDLORD - RELATED PARTIES MAY BE HELD LIABLE IN ANY AMOUNT, WHICH WHEN ADDED TO THE THEN EQUITY, WOULD EQUAL TWENTY - FIVE PERCENT (25%) OF THE VALUE OF THE PROPERTY. BEFORE FILING SUIT FOR {1553077.DOCX;2}

Page 20 of 29 AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHO HAVE A RECORDED SECURITY INTEREST ON ALL OR ANY PORTION OF THE PROPERTY, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. 3. Amendment . This Lease may be modified or amended only by mutual written agreement of the Parties. Any such modification or amendment must be in writing, dated, signed by the Party or Parties intended to be bound, and explicitly indicate that such writing modifies or amends this Lease. 4. Attorneys Fees . If either Party brings an action or proceeding arising out of or relating to this Lease, the non - prevailing Party shall pay to the prevailing Party reasonable attorneys fees and costs incurred in such action. 5. Brokers . Tenant represents and warrants that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant. Landlord shall pay any brokers fees in accordance with a separate agreement among Landlord and the brokers. 6. Counterparts . This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. 7. Disclosure . Neither Party shall disclose any of the provisions of this Lease to any person or entity, other than their respective attorneys or accountants, without the prior written consent of the other Party, unless and only to the extent such disclosure is required by law, governed by a Non Disclosure Agreement that the Party is part of, or subpoena or legal process. Each Party may disclose the provisions of this Lease to any person or entity without the prior written consent of the other Party to the extent such disclosure is requested or required by (a) such Party s contracts existing as of the date of this Lease; or (b) fiscal intermediaries, public agencies or commissions with governmental powers and duties related to disclosure of information which have the right to compel disclosure of such information. Landlord may also disclose the provisions of this Lease to any person or entity without the prior written consent of Tenant to the extent such disclosure is requested or required by Landlord s representatives or others in connection with any financing transactions. 8. Exhibits and Attachments . The attached exhibits and attachments, together with all documents incorporated by reference in the exhibits and attachments, form an integral part of this Lease and are incorporated by reference into this Lease. 9. Force Majeure . Except with respect to obligations imposed with regard to Rent and other charges to be paid by Tenant under this Lease, neither Party shall be liable for nonperformance or defective or late performance of any of its obligations under this Lease to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such Party s control, including acts of God, war (declared {1553077.DOCX;2}

Page 21 of 29 or undeclared), terrorism, action of any governmental authority, civil disturbances, riots, revolutions, vandalism, accidents, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, failure of transportation infrastructure, disruption of public utilities, supply chain interruptions, breakdown of machinery or strikes (or similar nonperformance or defective performance or late performance of employees, suppliers or subcontractors). Notwithstanding the foregoing, the provisions of Section 5.3 shall apply to the terms of Section 1.1. 10. Governing Law . This Agreement shall be interpreted and enforced in accordance with the internal laws, and not the law of conflicts, of the State of Arizona. 11. Headings . The headings in this Lease are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Lease. 12. Meaning of Certain Words . Wherever the context may require, any pronouns used in this Lease shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns shall include the plural and vice versa. Unless otherwise specified, "days" shall be considered "calendar days" and "months" shall be considered "calendar months" in this Lease and its exhibits and attachments. 13. No Third - Party Beneficiary Rights . This Lease shall not confer or be construed to confer any rights or benefits to any person or entity other than the Parties. 14. Notices . All notices or communications required or permitted under this Lease shall be given in writing and shall be delivered to the Party to whom notice is to be given either (a) by personal or electronic (e.g., email) delivery (in which cases such notice shall be deemed given on the date of delivery), (b) by next business day courier service (e.g., Federal Express, UPS or other similar service) (in which case such notice shall be deemed given on the business day following date of deposit with the courier service), or (c) by United States mail, first class, postage prepaid, registered or certified, return receipt requested (in which case such notice shall be deemed given on the third (3 rd ) day following the date of deposit with the United States Postal Service). In each case, notice shall be delivered or sent to the address indicated in Article I, or to such other address as provided by a Party to the other Party, from time to time, pursuant to this Section. 15. Representations . Each Party represents with respect to itself that (a) no representation or promise not expressly contained in this Lease has been made by the other Party or by the other Party s agents, employees, representatives or attorneys; (b) this Lease is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, by the other Party, other than such as are set forth expressly in this Lease; and (c) such Party has been represented by legal counsel of such Party s own choice or has elected not to be represented by legal counsel in this matter. 16. Severability . If any provision of this Lease, in whole or in part, or the application of any provision, in whole or in part, is determined to be illegal, invalid or unenforceable by a court of competent jurisdiction, such provision, or part of such provision, shall be severed from this Lease. The illegality, invalidity or unenforceability of any provision, or part of any {1553077.DOCX;2}

Page 22 of 29 provision, of this Lease shall not affect any other provisions of this Lease, which shall continue in full force and effect. 17. Short Form . Tenant shall, at the request of Landlord, execute, deliver, and acknowledge a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion, record such short form in the county where the Premises are located. Tenant shall not record this Lease, or a short form of this Lease, without Landlord s prior written consent, and any such recordation without Landlord s prior written consent shall, at the option of Landlord, constitute an uncurable Event of Default under this Lease. 18. Surrender of Lease . Neither the voluntary or other surrender of the Lease by Tenant nor the mutual cancellation thereof shall cause a merger of the titles of Landlord and Tenant, but such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any such subleases. 19. Time of Essence . Time is of the essence of each of the promises, covenants, agreements and conditions which this Lease requires Tenant to keep, observe and perform. 20. Waiver . No delay or failure to require performance of any provision of this Lease shall constitute a waiver of the performance of such provision or any other instance. Any waiver granted by a Party must be in writing, and shall apply solely to the specific instance expressly stated. A waiver of any term or condition of this Lease shall not be construed as a waiver of any other terms and conditions of this Lease, nor shall any waiver constitute a continuing waiver. 21. Authority . If either Party signs this Lease as a corporation, each person executing this Lease on behalf of such Party warrants that such Party is an authorized and existing corporation, that it is qualified to do business in the state where the Premises is located, that it has the right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If either Party signs this Lease as a partnership, each person executing this Lease on behalf of such Party warrants that the Party is a partnership, that the partnership has the right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to sign. 22. Early Entry . Notwithstanding the fact that pursuant to Section 1 . 1 of this Lease, the term of this Lease does not commence until the Commencement Date, all terms of this Lease shall be in full force and effect and Tenant shall have the right to enter into the Premises as of the effective date of this Lease subject to the following terms and conditions : a. Tenant s entry prior to the commencement of the Lease may not interfere with the construction of any Tenant Improvements or cause labor difficulties; b. Tenant s entry prior to the commencement of the Lease must be on all the terms and conditions of this Lease, other than the obligation to pay Base Rent and Additional Rent; c. Tenant must indemnify, defend, and hold harmless Landlord and Landlord s agents, employees, and contractors against all claims, liability, and damages arising from Tenant s entry prior to the commencement of the Lease; {1553077.DOCX;2}

Page 23 of 29 d. Tenant s entry prior to the commencement of the Lease does not constitute the commencement of the Lease; and e. Landlord will permit entry by Tenant s contractors into the Premises for the purposes of performing improvements, prior to the commencement of the Lease, subject to satisfaction of the conditions set forth in the Lease . 12.23. Extension Option . a. of five (5) years each Landlord grants to Tenant two (2) options to renew the Lease for a period Extension Period . Tenant s privilege to exercise this option is expressly conditioned upon Tenant not being in default at the time the option is exercised. b. Provided Tenant is not in default, Tenant shall have the right to extend the Term upon tendering written notice Extension Notice to Landlord no later than two hundred seventy (270) days prior to the expiration of the then current Term. All terms and conditions of this Lease shall continue during the Extension Period, except that Base Rent shall be fixed for each five (5) - year Extension Term period at a rate equal to the Base Rent in effect at the commencement of the Extension Term plus the Consumer Price Index (CPI). c. If Tenant exercises the right to the first Extension Period, Landlord shall provide a Ten Dollar and No/100ths ($10.00) per useable square foot refurbishment allowance to be expended on the Premises for refurbishment purposes only. 12.24. Signs . Subject to all necessary government approvals, Tenant shall have the right to obtain approval for and install signs on the exterior and interior surfaces of the Building, in locations reasonably satisfactory to both Landlord and Tenant. In addition, Tenant shall have the right to obtain approval for and installation of a monument sign dedicated to the Building. Tenant shall be solely responsible for the costs of all Building signage and the municipal approvals of the Building signage and the installation of signage on any monument subject to If a monument is approved, Landlord shall be responsible at its sole cost and expense for the construction of the monument. The design and location of the monument shall be subject to approval by Landlord which approval will not be unreasonably withheld, conditioned or delayed. Tenant shall also be responsible for the maintenance of its signs including any electricity charges. The signs shall consist of Tenant s business name or designation, with the size, placement and style of lettering to be approved in advance by Landlord, which approval is not to be unreasonably withheld or delayed. If a sign is removed, Tenant shall be responsible for having the building surface restored to its original condition, ordinary wear and tear excepted. If one of Tenant s signs falls into disrepair, Tenant shall have ten (10) days after written notice is received from Landlord to effect repairs. If repairs are not completed within such period, Landlord shall have the right to make repairs and charge Tenant for the repairs. 12.25. Parking . Tenant shall have the right to the use of parking in the Common Area designated on Exhibit A , attached hereto . Tenant shall be solely responsible, at Tenant s sole cost and expense, to enforce Tenant s exclusive right to use the parking associated with the Building and agrees to indemnify, defend and hold harmless Landlord from any and all claims {1553077.DOCX;2}

Page 24 of 29 arising from such enforcement activity, including without limitation, claims for property damage and personal and bodily injury. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] {1553077.DOCX;2}

Page 25 of 29 The Parties have executed this Lease on the date first above written. LANDLORD TENANT ImaRx Investments LLC, an Arizona Limited Liability Company NuvOx Pharma LLC , an Arizona Limited Liability Company By : Name : Title : By : Name : Title : By : Name : Title : By : Name : Title : {1553077.DOCX;2}

Page 26 of 29 EXHIBIT A DIAGRAM OF FACILLITY {1553077.DOCX;2}

Page 27 of 29 EXHIBIT B Early Termination Fee: 5/1/2026 4/30/2027: 5 months Base Rent + future Additional Rent 5/1/2027 4/30/2028: 3 months Base Rent + future Additional Rent On or after 5/1/2028 but before Term of the Lease: 2 months Base Rent + reasonable estimate of 2 months of future Additional Rent 3 months of EXHIBIT C 4% each year commencing on August 27, 2023, with a reduction in the Base Rent on August 27, 2026, in consideration Landlord in constructing the Manufacturing Facility space. {1553077.DOCX;2}

Page 28 of 29 EXHIBIT D {1553077.DOCX;2}

Page 29 of 29 EXHIBIT E Tenant Improvement Letter and Tenant Improvements: NONE {1553077.DOCX;2}